UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) The information set forth below in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into Item 1.01(a) by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 10, 2009, Global Payments Inc., (the “Company”), entered into a new, $300 million, unsecured three-year term loan credit agreement (the “Term Loan”) with a syndicate of financial institutions. The term loan has a variable interest rate based on London Interbank Offered Rate plus applicable margin that varies with the Company’s leverage position.

The Company intends to use the Term Loan proceeds to pay down its existing $350 million revolving credit which was used to pay for the recently announced purchase of the remaining 49% ownership of HSBC Merchant Services LLP (the “LLP”) from HSBC Bank plc.

The description above is a summary and is qualified in its entirety in the text of the loan agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement dated as of July 10, 2009

99.1	Press release dated July 13, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: July 14, 2009	By:	/s/ David E. Mangum
David Mangum
Executive Vice President and Chief Financial Officer